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                                                                    Exhibit 21.1
                                                                    ------------


                  List of Subsidiaries of Hines Holdings, Inc.

     The following is a list of subsidiaries of Hines Holdings, Inc. (the "Company"). The common stock of all the corporations listed below are wholly owned, directly or indirectly, by the Company. If indented, the corporation is a wholly-owned subsidiary of the corporation under which it is listed.

Name of Corporation                                Jurisdiction of Incorporation
-------------------                                -----------------------------
Hines Holdings, Inc.                                    Nevada

     Hines II, Inc.                                     Delaware

          Lakeland U.S., Inc.                           Delaware

               763427 Alberta Ltd.                      Canada

     Hines Horticulture, Inc.                           California

          Sun Gro Horticulture Inc.                     Nevada

               Sun Gro Horticulture Canada Ltd.         Canada